UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2006

KANBAY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50849	36-4387594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Shafer Court, Suite 100 Rosemont, Illinois		60018
(Address of principal executive offices)		(Zip Code)

(847) 384-6100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into Material Definitive Agreement.

On April 5, 2006, Kanbay International, Inc. (the “Company”) entered into a severance agreement (the “Severance Agreement”) with Rodney J. Rogers, Senior Managing Director.  Pursuant to the terms of the Severance Agreement, Mr. Rogers is entitled to severance benefits if he voluntarily terminates his employment with “good reason” (as defined in the Severance Agreement) within 18 months after a “change in control” (as defined in the Severance Agreement).  Mr. Rogers is also entitled to severance benefits if the Company terminates his employment without “cause” (as defined in the Severance Agreement), whether or not a change of control has occurred.  The severance benefits include cash payments and immediate vesting of all stock options granted under our stock incentive plan.  The cash payments consist of the continued payment of Mr. Roger’s base salary for a period of six months.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the actual terms of the Severance Agreement, attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

10.1	Severance Agreement, effective as of April 5, 2006, by and among Kanbay International, Inc., Kanbay Incorporated and Rodney J. Rogers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANBAY INTERNATIONAL, INC.

Dated: April 7, 2006	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Severance Agreement, effective as of April 5, 2006, by and among Kanbay International, Inc., Kanbay Incorporated and Rodney J. Rogers